EXHIBIT 4.12

DBSKWONG ON BANK

Our ref: DKOB/CS&S/FL IDC/8493
Date: 16th May 2002

Bonso Electronics Limited
Units 1106-1110, llib Floor
Star House, 3 Salisbury Road
Tsimshatsui, Kowloon

Attention: Ms. Cathy Pang
-------------------------

Dear Sirs,

           Banking Facilities : Bonso Electronics Limited ("Borrower")
           -----------------------------------------------------------

     We are pleased to advise you that we are prepared to make available to you the following banking facilities (the "Facilities") upon the following terms and conditions:

Facilities

1.   Overdraft -HKD500,000:

     Interest at prime rate quoted by the Bank from time to time.

     Note: Unutilised Overdraft Facility is available for Letter of Credit,
          Trust Receipt and Negotiation under Documentary Credit Facilities mentioned below but not vice versa.

2a.  Letter of Credit - HKD11,000,000:

     For issuance of foreign or local letter of credit with or without title documents at sight or usance up to 60 days.

     Local lelter of credit beneficiaries are restricted to the following companies subject to variation and notification from time to time at the Bank's sole discretion:

     (i)     Arrow/Texny (HK) Limited
     (ii)    Avnet Hong Kong Limited
     (iii)   Dee Van Enterprise Company (HK) Limited
     (iv)    Enterprise Electronic Component Company Limited
     (v)     General Glory Company Limited
     (vi)    GPI International Limited
     (vii)   Hong Kong Satori Company Limited
     (viii)  Jack Tung Limited
     (ix)    Li Seng Technology Limited
     (x)     Ilssan (Hong Kong) Limited
     (xi)    Leader Printed Circuit Boards Limited
     (xii)   Marketa Scmi-Conductor Limited
     (xiii)  SCT Electronics Limited
     (xiv)   Sumikin Bussan International (HK) Limited
     (xv)    Techtrend Limited
     (xvi)   Toshiba Electronics Asia Limited
     (xvii)  Tung Ah Printing Company Limited
     (xviii) Varta Batteries Pte Limited
     (xix)   Weltroaics Component Limited


 DBS KWONO ON BANK LIMITED 139 Queen's Road Central. Central, Hong Kong
 Tel (852) 2815 3636   Fax (852) 2167 8222


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Bonso Electronics Limited
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     (xx)    Willas Company Limited
     (xxi)   A & E Enterprise Company Limited
     (xxii)  Wui Lee Metals Company Limit
     (xxiii) Wing Kay Industrial Company

2b.  Trust Receipt - HID11,000,000:

     Trust receipt under letter of credit is allowed up to 120 days.

     Shipping guarantee under letter of credit or inward collection is allowed up to 30 days.

     Interest at 2.25% per annum over Interbank Offer Rate quoted by the Bank from time to tune.

2c.  Export Invoice Financing - BIXD5,000,000:

     To provide 100% financing for delivery of goods on open account basis drawn on Tnsquare Communications (Hong Kong) Company Limited with maximum loan tenor of 60 days. Drawdown is subject to the presentation of copies of transportation documents and commercial invoices certified by the authorized signors of the Borrower.

     Interest at 2.25% per annum over Interbank Offer Rate quoted by the Bank from time to time.

     Notes:
     -----

     (1) The Letter of Credit Facility, the Trust Receipt Facility and Export Invoice Financing Facility are complementary and the aggregate limit in respect of these facilities shall not exceed HKD11,000,000.-.

     (2) Total tenor of each inward bills transaction including trust receipt financing shall not exceed 120 days.

     (3) Unutilised Letter of Credit and Trust Receipt Facilities is available for Negotiation under Documentary Credit Facility mentioned below but not vice versa.

3.   Negotiation under Documentary Credit (with recourse) - HICD6,000,000.-

     At sight or usance up to 90 days.

     Interest at 2.25% per annum over Interbank Offer Rate quoted by the Bank from time to time.

     If a discrepancy is found in the underlying letter of credit documents, then notwithstanding anything contained in this Letter, the Bank may at its absolute discretion refuse to negotiate any documentary credit and/or bill(s).

     Commission of Trade Facilities:

     L/C Opening Commission / Commission in Lieu of Exchange /
     ---------------------------------------------------------
     Handling Commission Advanced Bills)
     ----------------------------------

     The Bank's standard prevailing commission unless otherwise agreed.

     Handling Commission of Exuort InvoiceFinancine:  1/8% flat.
     ----------------------------------------------

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Bonso Electronics Limited
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     Conditions Precedent : The availability of the Facilities is conditional upon completion and delivery of the appropriate supporting board minutes and/or shareholders' resolutions, and the following documentation, items and evidence in form and substance satisfactory to the Bank:

     (a) the Bank's standard form General Commercial Agreement duly executed by the Borrower;

     (b) (i) the Bank's standard form all monies Memorandum of Charge on Deposit Accounts duly executed by the Borrower;

          (ii) the deposit by the Borrower for an amount of not less than HKD3,000,000.- or its equivalent in US Dollars, with interest being maintained with the Bank,

     (c) the Bank's standard form all monies Guarantee duly executed by Bonso Electronics International Inc.;

     (d)  such other documents, items or evidence as the Bank may require.

     Prime Rate : The prime rate shall mean Hong Kong Dollar prime rate quoted by the Bank from time to time unless otherwise provided herein. If the interest rate in respect of any Facility is expressed to be a margin over the prime rate quoted by the Bank from time to time, the Bank shall be entitled, in its reasonable discretion, at any time without reference or notice to the Borrower, to substitute the rate of "HIBOR plus 0.5%" for the prime rate in calculating the interest payable under such Facility. If the interest rate in respect of any Facility, is expressed to be a percentage less than the prime rate quoted by the Bank from time to time, the Bank shall be entitled, in its reasonable discretion, at any time without reference or notice to the Borrower, to replace such interest rate by the rate: of "HIBOR plus 0.5%" as the applicable interest rate in respect of such Facility.

     Overdue Interest : Any amount under this Letter which is unpaid on due date or in excess of the Overdraft Facility limit, the sum overdue or in excess, as the case may be, will be subject to the Bank's then prevailing overdue or over limit interest rate, as the case may be, and may be compounded monthly or at such other intervals as the Bank determines. The Bank may, without prejudice to its other rights, increase the interest rate on the entire amount outstanding under this Letter if any amount becomes overdue.

     Renewal Fee: HCD10,000.-

     Interest Calculation : Save as otherwise provided herein, interest will accrue on a daily basis and will be calculated by reference to the number of days elapsed and a 365-day year if the loan is in HK Dollars or Pounds Sterling or a 360-day year if the loan is in any other approved foreign currency.

     Payments : All payments by the Borrower are to be made to the Bank in accordance with the Bank's directions in the currency in which the Facility (or the part in question) is denominated or, as the case may be, in which the same was incurred or, if the Bank shall so require, in HK Dollars, in each case in immediately available funds without set-off or counterclaim and free and clear and without any deduction or withholding for any taxes, duties or any other charges whatsoever.

     Fees and Expenses : Whether or not any monies are advanced to the Borrower pursuant to this Letter or otherwise, the Borrower shall pay on demand by the Bank all costs and expenses (including, but not limited to, debt collection agents', legal and other professional advisers' fees on a full indemnity basis, travel, communications, publicity and other expenses and charges) reasonably and properly incurred by the Bank in connection with the preparation, negotiation and entry into of this Letter, the General Commercial Agreement and other security doouments to be given by the Borrower or other security providers (collectively "Loan Documents") or in perfeetM, preserving or protecting any rights under the Loan Documents or in exercising or enforcing or attempting to exercise or enforce any rights under the Loan Documents.

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Bonso Electronics Limited
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     A handling fee in an amount to be determined by the Bank will be payable in respect of the annual review to be carried out by the Bank so long as the Facilities are continuing. The fees will be debited to your account.

     Undertakings : By signing this Letter, the Borrower shall be deemed to undertake to and in favour of the Bank the following

     (a) The Borrower will keep and prepare its books of account and financial statements in accordance with applicable law and generally accepted accounting principles and practices in Hong Kong.

     (b)  The Borrower shall deliver to the Bank:

          (i) as soon as available, and in any event within 10 months after the end of each of the financial years, copies of audited (and, as appropriate, consolidated) accounts and the related directors' and auditors' reports for each financial year of the Borrower and Bonso Electronics International Inc. and as soon as reasonably required by the Bank, all such other information relating to their financial condition and business as the Bank may request;

          (ii) as soon as available, and in any event within 3 months after the end of the first . half of each financial years, copies of semi-annual accounts of Bonso Electronics International Inc.;

          (iii) with reasonable promptness, details of any material litigation, arbitration of administrative proceeding current or, to its knowledge, threatened by or against it.

     (c) The Borrower will notify the Bank promptly of any change of its directors or beneficial shareholders or any amendment to its memorandum or articles of association.

     (d) The Borrower will promptly notify the Bank upon becoming aware of any factor which may inhibit, impair or delay performance by the Borrower or any security providers of their obligations under the Loan Documents.

     (e) The Borrower will channel Import and Export bills of not less than HKD30,000,000.- to the Bank per annum.

     Demand Facilities

     (a) Notwithstanding any other provision of this Letter, the Bank shall be entitled at any time in its absolute discretion to cancel the Facilities or any part thereof and/or to demand immediate repayment or payment (as the case may be) of all principal, interest, fees and other amounts outstanding under this Letter or any part thereof ("Liabilities") and/or to require the Borrower immediately to provide full cash collateral in respect of the Liabilities (whereupon the facilities or such part shall be so cancelled and/or the Liabilities shall be immediately so payable and/or such cash collateral shall be so provided).

     (b) Notwithstanding the clause headed "Payments" above (which shall only apply where no demand has been made), all monies received by the Bank at any time after the Bank has exercised its rights under paragraph (a) mentioned above shall be applied, subject to any prior ranking claims and the right of the Bank to place them in a suspense account pursuant to the General Commercial Agreement:

          first: in or towards discharging all costs and expenses incurred by the Bank in perfecting, preserving, enforcing or attempting to so perfect, preserve or enforce its rights under the Loan Documents;

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Bonso Electronics Limited
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          secondly: in or towards discharging all unpaid Liabilities in such order and manner as the Bank may prescribe;

          thirdly: subject to the rights of third parties of which the Bank has actual notice, any balance in payment to the Borrower.

Assignment

(a) The Borrower may not assign or transfer any or all of its rights or obligations under this Letter.

(b) The Bank may at any time transfer all or any part of its rights and/or of its obligations under this Letter. All references in this Letter to `Bank' include any other person with which the Bank merges or consolidates and will be read as if such entity formed by the merger or amalgamation had been a party to this Letter in place of the Bank.

(c) The Borrower agrees that the Bank may use, store, disclose, transfer (whether within or outside Hong Kong), and/or exchange such information including personal data about the Borrower, its accounts and this transaction to or with such persons as the Bank may consider necessary including without limitation any other member of the Bank's group for any and all purposes in connection with any or all of the Facilities, the Loan Documents and the matters contemplated thereby, and/or in connection with matching for whatever purpose (whether or not with a view to taking any adverse action against the Borrower), and/or for the purpose of promoting, improving and furthering the provision of other services by the Bank and any other member of the Bank's group to the Borrower generally, and/or any other purposes in accordance with the Bank's general policies on handling personal data as set out in statements, circulars or notices made available by the Bank to the Borrower from time to time, and the Borrower agrees to be bound by the provisions of such statements, circulars and notices which shall form part of the Borrower's agreement with the Bank.

Section 83 of the Banking Ordinance: Please note that Section 83 of the Banking Ordinance has imposed on the Bank as a bank certain limitations on advances to persons related to the Bank's directors or employees. In acknowledging this Letter the Borrower undertakes to advise the Bank whether the Borrower is in any way related to any of the Bank's directors or employees within the meaning of
Section 83 and in the absence of such advice the Bank will assume that the Borrower is not so related. The Borrower further undertakes to, upon its becoming so related subsequent to acknowledging this Letter, immediately advise the Bank thereof in writing.

Miscellaneous :

(a) Time shall be of the essence of this Letter, but no failure or delay on the part of the Bank to exercise or enforce any right or remedy will operate as a waiver thereof, nor will any single or partial or defective exercise of any right or remedy preclude any other exercise or enforcement thereof or the exercise of any other right or remedy. The rights and remedies in this Letter are cumulative, may be exercised as often as the Bank considers appropriate and are not exclusive of any rights or remedies provided by law. Should there be a change of address to which notices must be sent, the Borrower must promptly inform the Bank. Such changes shall not be effective until duly entered in the Bank's records.

(b) The illegality, invalidity or unenforceability of any provision of this Letter under the law of any jurisdiction shall not affect its legality, validity or enforceability under the laws of any other jurisdiction nor the legality, validity or enforceability of any other provision.

General Commercial Agreement : The provisions of the General Commercial Agreement, including without limitation, provisions relating to interest periods, shall also apply to this Letter. If there is any conflict between them, this Letter shall prevail.

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Bonso Electronics Limited
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Law: This Letter and the Facilities shall be governed by the laws of the Hong
Kong Special Administrative Region and the parties hereto hereby submit to the non-exclusive jurisdiction of the Hong Kong Courts.

     Please signify your understanding and acceptance of this offer by signing and returning to us the duplicate copy of this Letter for the attention of Mr. James Cheung, within one month from the date of this Letter, after which this offer will lapse. When accepted, this Letter will supersede any previous facility letter which we have issued to you.

     We enclose a set of documents which should be completed and returned to us. For queries regarding the completion of the required documents, please contact Mr. Donald Chung, whose telephone numbr is 3199-7973. For queries on banking arrangements, please contact our Senior Relationship Manager Mr. James Chcung, whose telephone number is 2218-4804.

     We are pleased to be of service to you.

Signed for and on behalf of
DBS Kwong On Bank Limited
by :


/s/  Frankie Lam                            /s/  Steven Lai
-----------------------------               -------------------------------
     Frankie Lam                                 Steven Lai
     Manager                                     Vice President

FL/SLADC/cy
Encl.


We agree to the terms of this Letter.


Signed for and on behalf of
Bonso Electronics Limited


/s/ Anthony So
-----------------------------

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                      Bonso Electronics Limited ("Company")
                      -------------------------------------

The following is a true extract of minutes of a duly and properly convened meeting of the Board of Directors of the Company held at 1106-1110, 11/F STAR HOUSE 3 SALISBURY ROAD, TSIMSHATSUI, KOWLOON,HONG KONG. on 17 MAY 2002 of which due notice had been given to all Directors and at which a valid quorum of Directors (of which every interested Director had declared his/her interests in the business of the meeting pursuant to the Company's Articles of Association and was therefore entitled to vote and be counted in the quorum at the meeting pursuant to the Company's Articles of Association) was present and acted throughout.


NOTED that
----------

DBS Kwong On Bank Limited ("Bank") has agreed to make/continue to make available certain banking facilities ("Facilities") to the Company on the terms and conditions set out in the Bank's facility letter dated 16th May 2002 Facility Letter"), a copy of which has been tabled. .


RESOLVED that
-------------

(1) it was in the interests of the Company, to its benefit and in furtherance of its objects, that the Company accept the Facilities;

(2) the Facility Letter be and is hereby approved and confirmed with such amendments and modifications thereto as any director of the Company (a "director") may approve, such approval to be conclusively evidenced by the execution thereof in accordance with the terms of these resolutions;

(3) any director be and is hereby authorised to sign on behalf of the Company the Facility Letter and any director be and is hereby authorised to sign on behalf of the Company such other documents and do on behalf of the Company such acts as such director may deem necessary and proper in connection with the Facility Letter and to complete and perfect the same and the transaction contemplated or, as the case may be, the security constituted by the same.


FURTHER RESOLVED that
---------------------

(1) any director be and is hereby authorised from time to time on behalf of the Company to agree with the Bank to (i) increase or otherwise vary the limits or accommodation available under the Facilities, (ii) vary the terms on which the Facilities arc to be made available or continued . (whether as to security or otherwise) and (iii) for this purpose, execute any amendment or supplement to the Facility Letter and such other documents and. do such other things as such director may deem necessary and proper in connection therewith;

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Bonso Electronics-Limited                                                 Page 2



(2) any director be and is hereby authorised to sign on behalf of the Company any further security document which is to be executed under band and which is required to be executed. in connection with any variation of the Facilities approved by a director pursuant to resolution mentioned above.



Certified by




/s/ Cathy Kit Teng Pang
-----------------------------
Name:
Company Secretary


# The directors should satisfy themselves as to the accuracy of these paragraphs